Exhibit 99.1

ReShape Lifesciences Announces First Quarter 2020 Financial Results

San Clemente, CA May 14, 2020 – ReShape Lifesciences Inc. (OTCQB: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months ended March 31, 2020.

Recent Highlights and Accomplishments

•	Executed prudent cost-reduction strategy to enhance business positioning in response to COVID-19 pandemic
•	Initiated educational webinar series with physicians, patient advocacy groups and health-management professionals to deliver long-term product efficacy updates and encourage industry collaboration
•	Continued development of product and services pipeline to capitalize on core competencies and growth opportunities
•	Advanced exclusive multi-platform marketing and professional education programs to support healthcare providers and optimize patient outcomes
•	Completed term loan financing in March totaling $3.5 million

“ReShape remains focused on supporting our surgeons and their patients while continuing the successful reengagement of the weight loss community with an expanded market education strategy for the LAP-BAND®,   our product pipeline and our enhanced services portfolio,” said Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “The COVID-19 pandemic emerged as a hurdle beyond anyone’s immediate control, for which we implemented various short-term cost reductions and cash flow improvement actions, including a recent short term loan financing, compensation reductions and the decision to furlough a portion of the workforce. Furthermore, we maintained strong interactions with our key accounts and focused our development efforts on enhancing and adding programs to accelerate the return of weight loss surgeries and to create new, strategically diversified revenue opportunities. Although sales were negatively impacted by COVID-19, first quarter trends were very encouraging. Throughout this recent market uncertainty, we have continued to align and drive prioritized efforts towards our overall goal of becoming the preferred corporate partner for all stakeholders in the weight-loss community.”

First Quarter 2019 Financial Results

Revenue for the three months ended March 31, 2020 was $2.8 million compared to $3.1 million in revenue for the three months ended March 31, 2019. Revenue in the first quarter of 2020 was negatively impacted by the COVID-19 pandemic.

Gross profit for the first quarter of 2020 was $1.5 million compared to $2.2 million for the three months ended March 31, 2019.

Sales and marketing expenses for the three months ended March 31, 2020 were $1.5 million compared to $1.1 million for the three months ended March 31, 2019.

General and administrative expenses were $2.8 million for the first quarter of 2020 compared to $4.3 million for the three months ended March 31, 2019.

Research and development expenses were $1.3 million for the first quarter of 2020 compared to $1.1 million for the three months ended March 31, 2019.

Total operating expenses were $5.6 million for the first quarter of 2020 compared to $6.5 million for the three months ended March 31, 2019.

Non-GAAP adjusted EBITDA loss was $3.4 million for the first quarter of 2020 compared to a loss of $2.6 million for the three months ended March 31, 2019.

Cash and cash equivalents and restricted cash were $2.2 million as of March 31, 2020. The Company executed a credit agreement on March 25, 2020 with an institutional investor to borrow up to $3.5 million, of which $2.5 million was drawn up front. On April 24, 2020 the Company received proceeds of $1.0 million under the Paycheck Protection Program as part of the CARES Act. Additionally, the Company received proceeds of $600 thousand due to executed warrants.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved LAP-BAND® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed April 30, 2020. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this Form 10-K have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Company Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Investor Contact:

Kaitlyn Brosco

Associate Vice President

The Ruth Group

646-536-7032

kbrosco@theruthgroup.com

Consolidated Balance Sheets

 (in thousands, except share and per share amounts)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,117	$2,935
Restricted cash	50	50
Accounts and other receivables, net	3,099	4,096
Finished goods inventory	1,257	1,317
Prepaid expenses and other current assets	1,985	1,711
Total current assets	8,508	10,109
Property and equipment, net	12	16
Operating lease right-of-use assets	686	758
Other intangible assets, net	28,257	28,674
Other assets	95	99
Total assets	$37,558	$39,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,750	$4,263
Accrued and other liabilities	3,499	3,821
Warranty liability, current	171	105
Debt, current portion, net of deferred financing costs	3,046	1,909
Operating lease liabilities, current	297	291
Total current liabilities	10,763	10,389
Debt, noncurrent portion	2,763	2,728
Operating lease liabilities, noncurrent	402	477
Warranty liability, noncurrent	1,360	1,253
Deferred income taxes	702	702
Total liabilities	15,990	15,549
Stockholders’ equity:
Preferred stock:
Series B convertible preferred stock	—	—
Series C convertible preferred stock	1	1
Common stock	—	—
Additional paid-in capital	519,131	517,311
Accumulated deficit	(497,508)	(493,197)
Accumulated other comprehensive loss	(56)	(8)
Total stockholders’ equity	21,568	24,107
Total liabilities and stockholders’ equity	$37,558	$39,656

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenue	$2,789	$3,074
Cost of revenue	1,285	843
Gross profit	1,504	2,231
Operating expenses:
Sales and marketing	1,454	1,117
General and administrative	2,836	4,304
Research and development	1,295	1,056
Total operating expenses	5,585	6,477
Operating loss	(4,081)	(4,246)
Other expense (income), net:
Interest expense, net	104	103
Warrant expense	—	130
Loss on foreign currency exchange	144	—
Other, net	—	(3)
Loss before income tax provision	(4,329)	(4,476)
Income tax benefit	18	—
Net loss attributable to common shareholders	$(4,311)	$(4,476)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(0.63)	$(65.16)
Shares used to compute basic and diluted net loss per share	6,859,240	68,688

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the three months ended March 31, 2020 and 2019 (in thousands):

	Three Months Ended March 31,
	2020	2019
GAAP net loss attributable to common stockholders	$(4,311)	$(4,476)
Adjustments:
Interest expense, net:	104	103
Income tax benefit	(18)	—
Depreciation and amortization	421	433
Stock based compensation expense	427	1,256
Warrant expense	—	130
Other, net	—	(3)
Non-GAAP loss	$(3,377)	$(2,557)